Easton Sports, Inc.
(A Wholly Owned Subsidiary of Jas. D. Easton, Inc.)
and Subsidiaries
Consolidated Financial Statements as of November 30, 2005 and 2004 (Restated), for the Years Ended November 30, 2005, 2004 (Restated), and 2003, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
Easton Sports, Inc.:
We have audited the accompanying consolidated balance sheets of Easton Sports, Inc. (a wholly owned subsidiary of Jas. D. Easton, Inc.) and subsidiaries (collectively, the “Company”) as of November 30, 2005 and 2004, and the related consolidated statements of income, stockholder’s equity and comprehensive income, and cash flows for each of the three years in the period ended November 30, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Easton Sports, Inc. and subsidiaries as of November 30, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 2005, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 11, the November 30, 2004 financial statements have been restated regarding income taxes and certain related-party transactions.
/s/ DELOITTE & TOUCHE LLP
January 13, 2006 (February 1, 2006 as to the sale of the Company described in Note 2 – Sale of Company)

EASTON SPORTS, INC.
(A Wholly Owned Subsidiary of Jas. D. Easton, Inc.)
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF NOVEMBER 30, 2005 AND 2004

	2005	2004
		(As Restated, see
		Note 11)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,515,000	$14,818,000
Trade accounts receivable, less allowance for doubtful accounts of $2,394,000 (2005) and $2,318,000 (2004)	78,792,000	71,460,000
Inventories (Note 3)	52,042,000	39,299,000
Prepaid expenses and other current assets	2,110,000	1,531,000

Total current assets	144,459,000	127,108,000

PROPERTY AND EQUIPMENT—Net (Note 4)	10,402,000	11,530,000

DEFERRED TAX ASSETS (Note 7)	420,000	69,000

OTHER ASSETS (Notes 8 and 9)	4,471,000	4,219,000

TOTAL	$159,752,000	$142,926,000

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$23,045,000	$13,991,000
Accrued expenses (Note 5)	20,411,000	22,257,000
Payable to Parent and affiliates (Note 8)	5,116,000	5,364,000

Total current liabilities	48,572,000	41,612,000

LONG-TERM LIABILITIES (Notes 9 and 10)	12,175,000	8,068,000

DUE TO PARENT (Note 8)	7,500,000	23,500,000

LONG-TERM DEBT (Note 6)	8,000,000

COMMITMENTS AND CONTINGENCIES (Notes 6, 8, and 10)

STOCKHOLDER’S EQUITY:
Common stock—at stated value—authorized, issued, and outstanding, 100,000 shares	100,000	100,000
Additional paid-in capital	1,001,000	1,001,000
Retained earnings	79,385,000	65,553,000
Accumulated other comprehensive income	3,019,000	3,092,000

Total stockholder’s equity	83,505,000	69,746,000

TOTAL	$159,752,000	$142,926,000

See notes to consolidated financial statements.

EASTON SPORTS, INC.
(A Wholly Owned Subsidiary of Jas. D. Easton, Inc.)
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED NOVEMBER 30, 2005, 2004, AND 2003

	2005	2004	2003
		(As Restated,
		see Note 11)
NET SALES	$238,255,000	$226,286,000	$200,056,000

COST OF GOODS SOLD	149,385,000	139,366,000	119,206,000

GROSS PROFIT	88,870,000	86,920,000	80,850,000

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	54,537,000	53,057,000	49,740,000

PARENT MANAGEMENT FEES (Note 8)	1,603,000	1,476,000	1,489,000

LONG-TERM INCENTIVE COMPENSATION (Note 10)	2,525,000	3,580,000	1,725,000

RESTRUCTURING COSTS (Note 2)	945,000

INCOME FROM OPERATIONS	29,260,000	28,807,000	27,896,000

OTHER EXPENSE (INCOME):
Interest expense (Note 8)	1,420,000	1,094,000	925,000
Interest income	(153,000)	(42,000)	(10,000)
Other—net	(724,000)	912,000	(872,000)

Total other expense	543,000	1,964,000	43,000

INCOME BEFORE INCOME TAXES	28,717,000	26,843,000	27,853,000

INCOME TAXES (Note 7)	2,885,000	3,392,000	3,853,000

NET INCOME	$25,832,000	$23,451,000	$24,000,000

See notes to consolidated financial statements.

EASTON SPORTS, INC.
(A Wholly Owned Subsidiary of Jas. D. Easton, Inc.)
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED NOVEMBER 30, 2005, 2004, AND 2003

	Comprehensive					Accumulated
	Income			Additional		Other	Total
	(As Restated,	Common Stock		Paid-In	Retained	Comprehensive	Stockholder’s
	see Note 11)	Shares	Amount	Capital	Earnings	Income	Equity

BALANCE—December 1, 2002		100,000	$100,000	$1,001,000	$41,602,000	$(1,297,000)	$41,406,000

Comprehensive income:
Net income	$24,000,000				24,000,000		24,000,000
Other comprehensive income—foreign currency translation adjustment	1,789,000					1,789,000	1,789,000

Total comprehensive income	$25,789,000

Stockholder distributions (Note 8)					(17,500,000)		(17,500,000)

BALANCE—November 30, 2003		100,000	100,000	1,001,000	48,102,000	492,000	49,695,000

Comprehensive income:
Net income	$23,451,000				23,451,000		23,451,000
Other comprehensive income—foreign currency translation adjustment	2,600,000					2,600,000	2,600,000

Total comprehensive income	$26,051,000

Stockholder distributions (Note 8)					(6,000,000)		(6,000,000)

BALANCE—November 30, 2004		100,000	100,000	1,001,000	65,553,000	3,092,000	69,746,000
(As restated, see Note 11)
Comprehensive income:
Net income	$25,832,000				25,832,000		25,832,000
Other comprehensive income—foreign currency translation adjustment	(73,000)					(73,000)	(73,000)

Total comprehensive income	$25,759,000

Stockholder distributions (Note 8)					(12,000,000)		(12,000,000)

BALANCE—November 30, 2005		100,000	$100,000	$1,001,000	$79,385,000	$3,019,000	$83,505,000

See notes to consolidated financial statements.

EASTON SPORTS, INC.
(A Wholly Owned Subsidiary of Jas. D. Easton, Inc.)
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED NOVEMBER 30, 2005, 2004, AND 2003

	2005	2004	2003
	(As Restated,
	see Note 11)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,832,000	$23,451,000	$24,000,000
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization of property and equipment	3,126,000	3,232,000	2,672,000
Amortization of intangibles			83,000
Noncash restructuring costs	533,000
Loss on disposal of fixed assets	42,000
Provision for bad debts	793,000	713,000	1,453,000
Deferred income taxes	(351,000)	3,000	(14,000)
Changes in operating assets and liabilities:
Trade accounts receivable	(7,642,000)	(10,789,000)	(19,085,000)
Inventories	(12,514,000)	9,864,000	(16,368,000)
Prepaid expenses and other current assets	752,000	589,000	(787,000)
Accounts payable	9,037,000	3,698,000	2,658,000
Accrued expenses and other liabilities	1,921,000	2,466,000	8,420,000
Payable to Parent and affiliates	1,534,000	(195,000)	1,264,000

Net cash provided by operating activities	23,063,000	33,032,000	4,296,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,290,000)	(2,680,000)	(3,879,000)
Other assets	(1,582,000)	(2,771,000)	(82,000)

Cash used in investing activities	(3,872,000)	(5,451,000)	(3,961,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under (repayments on) lines of credit	8,000,000	(24,000,000)	12,000,000
Net change in amounts due to/from Parent	(16,000,000)	12,000,000	6,500,000
Stockholder distributions	(14,000,000)	(4,000,000)	(17,500,000)

Net cash used in financing activities	(22,000,000)	(16,000,000)	1,000,000

EFFECT OF FOREIGN EXCHANGE RATES ON CASH	(494,000)	1,024,000	125,000

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,303,000)	12,605,000	1,460,000

CASH AND CASH EQUIVALENTS—Beginning of year	14,818,000	2,213,000	753,000

CASH AND CASH EQUIVALENTS—End of year	$11,515,000	$14,818,000	$2,213,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Cash paid during the year for:
Interest	$401,000	$687,000	$671,000

Income taxes—net of refunds	$4,269,000	$5,634,000	$3,071,000

See notes to consolidated financial statements.

EASTON SPORTS, INC.
(A Wholly Owned Subsidiary of Jas. D. Easton, Inc.)
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2005 AND 2004 (RESTATED), AND FOR THE YEARS
ENDED NOVEMBER 30, 2005, 2004 (RESTATED), AND 2003
1.	GENERAL
Easton Sports, Inc. is primarily a manufacturer and distributor of sporting goods for team sports, such as baseball, softball, and hockey. In addition, Easton Sports, Inc. sells bike products on an original equipment manufacturer and aftermarket basis.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation and Basis of Presentation—The accompanying consolidated financial statements include the accounts of Easton Sports, Inc. and its wholly owned subsidiaries, which are located in Canada, Mexico, and Taiwan (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation. The Company is a wholly owned subsidiary of Jas. D. Easton, Inc. (the “Parent”).
Sale of Company—On the February 1, 2006, the Parent entered into a stock purchase agreement to sell 100% of the outstanding capital stock of the Company to Riddell Bell Holdings, Inc. The Company believes that the sale, which is subject to certain regulatory approvals, will be finalized in March 2006. Based on the terms of the stock purchase agreement, management believes that the operations of the Company will not be significantly impacted by a change of control. As such, the accompanying financial statements have been prepared on a going-concern basis.
Revenue Recognition—The Company recognizes revenue when risk of loss and title transfers to the customer. Provisions for allowances and bad debts are made at the time of sale.
The Company offers promotions, such as rebates and other incentives, to customers in the normal course of business. Accruals for these promotions are provided for based on estimates and historical experience. The cost of these promotions is netted against sales.
Shipping and Handling Fees—Amounts billed to third-party customers for shipping and handling are included as a component of net sales. Shipping and handling costs incurred by the Company to ship product to the customers are included as a component of cost of goods sold.
Cash and Cash Equivalents—The Company considers all liquid debt instruments with maturity dates of 90 days or less to be cash equivalents. Carrying amounts approximate fair value.
Inventories—Inventories are valued principally at the lower of aggregate cost (determined by the last-in, first-out (“LIFO”) method) or market. Inventories of the Canadian and Taiwanese subsidiaries are valued at the lower of cost (determined by the first-in, first-out (“FIFO”) method) or market. Inventory costs include raw materials, labor, manufacturing overhead, and related freight.

Depreciation and Amortization—Property and equipment are stated at historical cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives, ranging from two to ten years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the life of the lease.
Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of—The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.
Derivative Instruments and Hedging Activity—One of the Company’s foreign subsidiaries enters into foreign currency exchange forward contracts to reduce its risk related to inventory purchases. Foreign currency forward contracts in effect at November 30, 2005, for the purchase of US$13,250,000 aggregated notional amounts of approximately Can$15,500,000. Foreign currency forward contracts in effect at November 30, 2004, for the purchase of US $15,000,000 aggregated notional amounts of approximately Can$17,800,000. These contracts are not designated as hedges, and therefore, under Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivatives, they are recorded at fair value at each balance sheet date, with the resulting change charged or credited to other expense (income) in the accompanying consolidated statements of income. The fair value of the foreign currency exchange forward contracts at November 31, 2005 and 2004, represented a loss of approximately $174,000 and $1,400,000, respectively. These amounts are recorded in accrued expenses in the accompanying consolidated balance sheets.
Research and Development Expenses—The Company incurred approximately $4,504,000, $3,952,000, and $3,470,000 of research and development expenses in 2005, 2004, and 2003, respectively. These amounts are included in selling, general, and administrative expenses in the accompanying consolidated statements of income.
Advertising Expenses—Advertising costs are expensed as incurred. The Company recorded approximately $7,548,000, $8,319,000, and $7,733,000 of advertising expenses in 2005, 2004, and 2003 respectively. Additionally, the Company incurred marketing and promotion costs, inclusive of employee compensation, aggregating $8,953,000, $7,604,000, and $5,724,000 in 2005, 2004, and 2003, respectively. These amounts are included in selling, general, and administrative expenses in the accompanying consolidated statements of income.
Warranty Liability—The Company records an estimate of the amount of warranty obligation at the time of sale based on the Company’s historical experience. The following is a reconciliation for the years ended November 30, 2005, 2004, and 2003, of the warranty liability:

	2005	2004	2003
Beginning balance	$2,846,000	$4,151,000	$2,879,000
Warranty costs incurred during the reporting period	(6,174,000)	(7,196,000)	(2,734,000)
Accrual related to units sold during the reporting period	6,209,000	5,891,000	4,006,000

Ending balance	$2,881,000	$2,846,000	$4,151,000

Self-Insurance Reserves—The Company is partially self-insured for workers’ compensation claims and maintains insurance coverage that limits its exposure on a per case and on a yearly aggregate basis for employees located in the United States. The Company accrues costs for actual reported claims and for claims incurred but not reported based on historical experience. The policy is partially secured by standby letters of credit aggregating $1,458,000.
Income Taxes—Jas. D. Easton, Inc. and Easton Sports, Inc. have elected to be treated as S Corporations for federal income and California franchise tax purposes. Pursuant to these elections, net income or loss of the entities is includable in the income tax returns of the Jas. D. Easton, Inc. stockholders. Consequently, no federal income tax provision is recorded in the accompanying consolidated financial statements. However, under California law, a franchise tax equal to 1.5% of income before tax (less available tax credits) is imposed upon S Corporations and is provided for in the accompanying consolidated financial statements. The Company is also subject to tax in certain U.S. states and non-U.S. jurisdictions in which it does business.
Translation of Foreign Currency—For subsidiaries with transactions denominated in currencies other than their functional currency, net foreign exchange transaction gains or losses are included in determining net income. These transactions resulted in net gains of $895,000, $947,000, and $1,058,000 in 2005, 2004, and 2003, respectively. Net foreign exchange gains or losses resulting from the translation of assets and liabilities of foreign subsidiaries whose functional currency is not the U.S. dollar are recognized as a component of accumulated other comprehensive income in stockholder’s equity. The impact of such foreign exchange differences has been excluded from the applicable changes in operating assets and liabilities, and the impact on cash has been reflected on the effect of foreign exchange rates on cash line as shown in the consolidated statements of cash flows.
Comprehensive Income—The Company accounts for comprehensive income under SFAS No. 130, Reporting Comprehensive Income. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the consolidated statements of stockholder’s equity and comprehensive income.
Business Concentrations—The Company manufactures and distributes sporting goods products to sporting goods retailers. The retail industry is impacted by general economic conditions. Changes in the marketplace may significantly affect management’s estimates and the Company’s performance.
The Company’s products are primarily produced from either aluminum or composite materials. As the costs of such materials fluctuate in the marketplace, large price changes could significantly affect the Company’s short-term performance. Sustained pricing trends of raw materials are generally passed on to the Company’s customers. Additionally, these materials are only available from a limited number of suppliers.
Purchases of inventory from Asia approximated 45%, 36%, and 31% of cost of goods sold for the years ended November 30, 2005, 2004, and 2003, respectively.
Concentration of Credit Risk—Certain financial instruments subject the Company to concentrations of credit risk. These financial instruments consist primarily of cash and trade accounts receivables. The Company places its cash with high credit quality financial institutions. The Company regularly reevaluates its customers’ ability to satisfy credit obligations and records a provision for doubtful accounts based on such evaluations.

Fair Value of Financial Instruments—The Company’s financial instruments are primarily composed of cash, trade accounts receivable, mutual fund investments, due to/from Parent, accounts payable, and long-term debt. The fair value of cash, trade accounts receivable, and accounts payable closely approximate their carrying value due to their short maturities. The carrying amounts of due to/from Parent and long-term debt approximate the fair value of such financial instruments, as the interest rates are variable and approximate the interest rates presently available to the Company. The fair value of investments in mutual funds is based on reference to quoted market prices.
Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
New Accounting Pronouncements—In January 2003, the FASB issued Interpretation No. 46(R), Consolidation of Variable Interest Entities—an interpretation of ARB No. 51. This interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the interpretation. The interpretation applies to variable interest in variable interest entities created after December 31, 2003, and to variable interest in variable interest entities obtained after December 31, 2003. For variable interest entities in which an enterprise holds a variable interest that it acquired before January 1, 2004, this interpretation applies to the first fiscal year ending after December 15, 2004. The application of this interpretation did not have an impact on the Company’s consolidated financial statements.
In November 2004, the FASB issued SFAS No. 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current period charges, and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. This statement is effective for the Company’s fiscal year beginning December 1, 2005. We do not expect the adoption of this new pronouncement to be significant to the Company’s results of operations.
Restructuring Costs—During 2005, the Company began a process of reducing its manufacturing capacity in California. This process included the severance of certain employees $(412,000), granting of retention bonuses, and disposal of certain machinery and equipment $(283,000). The total amount of potential retention bonuses, which extend to 2007, aggregates $600,000, of which $250,000 was accrued as of November 30, 2005. The Company anticipates further restructuring costs in 2006 and 2007.
Reclassifications—Certain reclassifications have been made to the 2004 and 2003 financial statements to conform to the 2005 presentation.

3.	INVENTORIES
Inventories at November 30, 2005 and 2004, comprise the following:

	2005	2004
Finished goods	$48,427,000	$34,653,000
Work in process	3,803,000	4,864,000
Raw materials	4,502,000	4,667,000

	56,732,000	44,184,000

Less LIFO reserve	(4,690,000)	(4,885,000)

	$52,042,000	$39,299,000

If the FIFO method had been used, such inventories would have been $55,686,000 and $42,976,000 in 2005 and 2004, respectively, net of lower of cost or market reserves.
4.	PROPERTY AND EQUIPMENT
A summary of property and equipment at November 30, 2005 and 2004, is as follows:

	Estimated
	Useful
	Lives	2005	2004
Machinery and equipment	2-10 years	$34,059,000	$32,374,000
Leasehold improvements	3-10 years	6,789,000	6,966,000
Construction in progress		342,000	362,000

		41,190,000	39,702,000

Accumulated depreciation and amortization		(30,788,000)	(28,172,000)

		$10,402,000	$11,530,000

5.	ACCRUED EXPENSES
Accrued expenses at November 30, 2005 and 2004, comprise the following:

	2005	2004
		(As Restated, see
		Note 11)
Accrued warranty	$2,881,000	$2,846,000
Accrued incentive compensation and profit sharing	3,542,000	6,382,000
Accrued customer programs	4,492,000	4,527,000
Other	9,496,000	8,502,000

	$20,411,000	$22,257,000

6.	LONG-TERM DEBT
The Company has a $60,000,000 unsecured revolving bank line of credit that expires on April 30, 2007. The line of credit bears interest at variable rates based on the bank’s base rate or International Borrowing Offer Rate (4.7 % at November 30, 2005) plus designated amounts, as defined in the credit agreement. The agreement contains an annual commitment fee provision equal to 0.25% of the average daily amount of the unfunded portion of the commitment. There was $8,000,000 outstanding under this agreement at November 30, 2005, and no amount outstanding at November 30, 2004. The credit agreement requires maintenance of specific tangible net worth levels and other financial ratios. At November 30, 2005, the Company was in compliance with the requirements of the credit agreement. The debt is guaranteed by the Parent and its domestic subsidiaries.
The Company has a $3,000,000 unsecured line of credit with a bank for the purpose of the issuance of commercial and standby letters of credit, which expires on April 30, 2007. At November 30, 2005, letters of credit aggregating $2,220,000 were outstanding under this agreement.
The Company has a Can$15,000,000 (US$12,855,000) unsecured line of credit with a Canadian bank expiring on April 30, 2007. The line bears interest at the bank’s prime rate (4.5% at November 30, 2005). There were no amounts outstanding at November 30, 2005 and 2004. Letters of credit aggregating Can$566,000 (US$485,000) at November 30, 2005, were outstanding under this agreement.
7.	INCOME TAXES
The provision for income taxes at November 30, 2005, 2004, and 2003, is as follows:

	2005	2004	2003
	(As Restated, see
		Note 11)
Current:
State	$12,000	$69,000	$134,000
Foreign	3,224,000	3,320,000	3,733,000

	3,236,000	3,389,000	3,867,000

Deferred:
State	(287,000)	3,000	(14,000)
Foreign	(64,000)

	(351,000)	3,000	(14,000)

	$2,885,000	$3,392,000	$3,853,000

The net income tax expense differs from the amounts computed by applying the statutory income tax rates to earning before income taxes as follows for the years ended November 30, 2005, 2004, and 2003:

	2005	2004	2003
		(As Restated, see
		Note 11)
Statutory federal rate	35.0%	35.0%	35.0%
State income taxes—net of related tax credits	(1.0)	0.3	0.4
Impact of S Corporation earnings	(21.2)	(24.4)	(22.0)
Foreign income taxes (less) more than U.S.	(2.8)	1.7	0.4

	10.1%	12.6%	13.8%

The Company has tax credits at November 30, 2005, totaling $356,000 that expire at various dates from 2020 through 2025. In the event of a sale of the Company, these credits would be retained by the Parent. Included in accrued expenses at November 30, 2005 and 2004, are deferred tax liabilities totaling $523,000 relating to inventory adjustments at Easton Sports Canada.
The domestic component of income before income taxes included in the accompanying consolidated statements of income was $17,420,000, $18,736,000 (as restated, see Note 11), and $17,535,000 for the years ended November 30, 2005, 2004 and 2003, respectively. The international component of income before income taxes was $11,297,000, $8,107,000 (as restated, see Note 11), and $10,318,000 for the years ended November 30, 2005, 2004 and 2003, respectively.
8.	RELATED-PARTY TRANSACTIONS
The Company has a revolving loan agreement with the Parent expiring on December 1, 2006. Borrowings bear interest, payable on the first day of each month, at a rate equal to the three-month London InterBank Offered Rate (4.4% at November 30, 2005) plus designated amounts, as defined in the agreement. At November 30, 2005 and 2004, borrowings aggregating $7,500,000 and $23,500,000, respectively, were outstanding under the loan agreement.
The Parent charges a management fee to the Company. Total charges for the years ended November 30, 2005, 2004, and 2003, amounted to $1,603,000, $1,476,000 and $1,489,000, respectively, and are included as Parent management fees in the accompanying consolidated statements of income. During 2005, the Company declared and paid distributions of $12,000,000. During 2004, the Company declared distributions of $6,000,000, of which $4,000,000 was paid during the year. During 2003, the Company declared and paid distributions of $17,500,000. As of November 30, 2005 and 2004, the Company had amounts payable to the Parent, including distributions payable of $2,000,000 in 2004, of $5,116,000 and $5,364,000, respectively.
In 1985, the Company guaranteed bonds payable through 2007 of an officer/stockholder of the Parent. The outstanding principal balance of these bonds at November 30, 2005, was approximately $496,000.
Loans to two officers aggregated $1,050,000 and $1,000,000 as of November 30, 2005 and 2004, respectively. Upon a sale of the Company, one loan will be forgiven and the balance under the other loan will be offset against any amount owed to the officer under the long-term incentive plan (see Note 10).

Other significant transactions with the Parent and affiliated companies for the years ended November 30, 2005, 2004, and 2003, are summarized below:

	2005	2004	2003
Interest expense	$443,000	$195,000	$192,000
Rent expense (Note 10)	2,640,000	2,555,000	2,482,000
9.	EMPLOYEE BENEFITS
The Company has a profit sharing 401(k) plan covering substantially all of its U.S. based employees, which allows for both discretionary and nondiscretionary contributions. Total plan contributions were $623,000, $1,397,000, and $1,392,000 for 2005, 2004, and 2003, respectively.
The Company has a deferred compensation plan, which allows certain key executives to defer payment of compensation in accordance with the plan agreement. Deferred compensation, which totaled $4,240,000 and $2,658,000 at November 30, 2005 and 2004, respectively, is recorded as a component of long-term liabilities in the accompanying consolidated balance sheets. The liability is adjusted, with a corresponding charge (or credit) to compensation cost, to reflect changes in the fair value of the amount owed to the executives. Amounts deferred are invested in mutual funds and are included in other assets in the accompanying consolidated balance sheets. The mutual funds are carried at fair value with gains and losses reflected in other income.
10.	COMMITMENTS AND CONTINGENCIES
Leases—The Company leases warehouse, manufacturing, and office space under operating leases, which expire through 2017, from an officer/stockholder of the Parent and an affiliate. Additionally, the Company leases facilities pursuant to various operating leases from unrelated parties expiring through 2013.
Annual commitments under the various lease arrangements are summarized as follows:

Years Ending	Related	Unrelated
November 30	Parties	Parties	Total
2006	$2,483,000	$746,000	$3,229,000
2007	1,644,000	646,000	2,290,000
2008	1,604,000	638,000	2,242,000
2009	1,604,000	684,000	2,288,000
2010	1,543,000	684,000	2,227,000
Thereafter	10,495,000	1,694,000	12,189,000

	$19,373,000	$5,092,000	$24,465,000

Total rent expense was $3,745,000, $3,468,000, and $3,115,000 in 2005, 2004, and 2003, respectively (including rent expense paid to related parties of $2,640,000, $2,555,000, and $2,482,000 in 2005, 2004, and 2003, respectively). The Company also pays other costs, such as property taxes, insurance, and maintenance.

Litigation—The Company has been named in various lawsuits in the ordinary course of business, several of which allege potentially significant damages. The Company and/or its insurance carriers are vigorously defending these lawsuits. In management’s opinion, based upon consultation with its attorneys, the ultimate resolution of these matters will not result in a material impact to the Company’s consolidated financial statements.

Endorsement Agreements—The Company is engaged in various endorsement contracts with athletes, coaches, and athletic associations, which expire through 2015. Annual commitments under the various contracts are summarized as follows:

Years Ending
November 30
2006	$4,843,000
2007	3,541,000
2008	1,935,000
2009	1,317,000
2010	1,035,000
Thereafter	1,736,000

$14,407,000

Long-Term Incentive Plans—The Company maintains long-term management incentive plans for certain key executives. Payments to participants under one plan, if any, are based upon (1) a percentage of the net gain on the majority sale of the Company (transaction) or (2) if no transaction occurs, a percentage of the cumulative profits in the four-year period ending November 30, 2006, if greater than certain thresholds, as defined. Payments under another plan are due in February 2007 and are based on amounts as determined by management, adjusted based on a percentage of Company earnings. Long-term incentive compensation expense of $2,525,000, $3,580,000, and $1,725,000 has been recorded during 2005, 2004, and 2003, respectively, based upon the actual and estimated profits in the four-year period. The long-term incentive accrual, which is included in long-term liabilities in the accompanying consolidated balance sheets, totaled $7,935,000 and $5,410,000 at November 30, 2005 and 2004, respectively.
11.	RESTATEMENT
Subsequent to the issuance of the Company’s 2004 financial statements, but prior to the preparation of the related tax returns, the Company performed a transfer pricing study relating to goods purchased by the Company’s subsidiary, Easton Sports Canada. As a result, income taxes payable, which is included as a component of accrued expenses in the accompanying consolidated balance sheets, and income tax expense have been restated from the amounts previously reported to reflect the results of the study. In addition, certain officer loans previously recorded at the Parent, have been recorded by the Company, with the offset being recorded to Payable to Parent and affiliates on the accompanying consolidated balance sheet.

The major financial statement line items affected are as follows:

	As Previously
	Reported	Restatement	As Restated
Other assets	$3,219,000	$1,000,000	$4,219,000

Accrued expenses	$23,376,000	$(1,119,000)	$22,257,000

Payable to Parent and affiliates	$4,364,000	$1,000,000	$5,364,000

Retained earnings	$64,591,000	$962,000	$65,553,000

Accumulated other comprehensive income	$2,935,000	$157,000	$3,092,000

Income taxes	$4,354,000	$(962,000)	$3,392,000

Net income	$22,489,000	$962,000	$23,451,000

Comprehensive income	$24,932,000	$1,119,000	$26,051,000

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